                                                                               .
                                                                               .
                                                                               .
EXHIBIT 99.3


SPEECHWORKS INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)


                                                                                                       JUNE 30,
                                                                                                         2003
                                                                                                   ----------------
                                                                                                    (AS RESTATED)
                                                                                                    (IN THOUSANDS,
                                                                                                   EXCEPT PER SHARE
                                                                                                     INFORMATION)
ASSETS
Current assets:

  Cash and cash equivalents ..................................................................     $         41,997
  Accounts receivable, net of allowance for doubtful accounts of $1,381 ......................               10,364
  Prepaid expenses and other current assets ..................................................                2,710
                                                                                                   ----------------
     Total current assets ....................................................................               55,071
Fixed assets, net ............................................................................                4,343
Intangible assets, net .......................................................................                3,593
Goodwill, net ................................................................................               10,707
Other assets .................................................................................                2,232
                                                                                                   ----------------
     Total assets ............................................................................     $         75,946
                                                                                                   ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...........................................................................     $          1,410
  Accrued compensation .......................................................................                2,877
  Accrued restructuring ......................................................................                  520
  Accrued expenses ...........................................................................                2,687
  Deferred revenue ...........................................................................                9,019
  Current portion of notes payable ...........................................................                  904
                                                                                                   ----------------
     Total current liabilities ...............................................................               17,417
Notes payable, net of current portion ........................................................                  787
Deferred revenue .............................................................................                  208
Accrued restructuring ........................................................................                5,408
                                                                                                   ----------------
     Total liabilities .......................................................................               23,820
                                                                                                   ----------------

Stockholders' equity:
  Preferred stock, $0.001 par value; 10,000,000 shares authorized; zero shares issued
     and outstanding .........................................................................                   --
  Common stock, $0.001 par value; 100,000,000 shares authorized; 35,130,429 shares
     issued and outstanding ..................................................................                   35
  Additional paid-in capital .................................................................              242,058
  Deferred stock compensation ................................................................               (2,746)
  Accumulated other comprehensive income .....................................................                  152
  Accumulated deficit ........................................................................             (187,373)
                                                                                                   ----------------
     Total stockholders' equity ..............................................................               52,126
                                                                                                   ----------------
     Total liabilities and stockholders' equity ..............................................     $         75,946
                                                                                                   ================

The accompanying notes are an integral part of these consolidated financial statements.

SPEECHWORKS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                                      THREE MONTHS                SIX MONTHS
                                                                     ENDED JUNE 30,              ENDED JUNE 30,
                                                                   2003          2002          2003          2002
                                                                 --------      --------      --------      --------
                                                                                    (AS RESTATED)
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Product licenses ...........................................   $  5,971      $  5,237      $ 10,138      $  9,679
  Professional services ......................................      5,547         4,922        10,922         9,880
  Other revenues .............................................        961           316         1,241           665
  Non-cash stock compensation ................................     (1,013)         (630)       (2,041)       (1,306)
                                                                 --------      --------      --------      --------
     Total revenues ..........................................     11,466         9,845        20,260        18,918
                                                                 --------      --------      --------      --------
Cost of revenues:
  Cost of product licenses ...................................        134           109           237           145
  Cost of professional services--non-cash stock compensation..        719           154           839           309
                               -- all other expenses .........      3,960         3,463         7,596         6,641
  Cost of other revenues .....................................      1,268           198         1,569           563
  Amortization of purchased technology .......................        375           283           749           565
                                                                 --------      --------      --------      --------
     Total cost of revenues ..................................      6,456         4,207        10,990         8,223
                                                                 --------      --------      --------      --------
Gross profit .................................................      5,010         5,638         9,270        10,695
                                                                 --------      --------      --------      --------
Operating expenses:
  Selling and marketing -- non-cash stock compensation .......        840         1,035         1,185         2,024
                         -- all other expenses ...............      5,740         7,810        11,514        15,531
  Research and development -- non-cash stock compensation ....        427           140           533           280
                           -- all other expenses .............      2,589         4,180         5,389         8,201
  General and administrative -- non-cash stock compensation ..        263           106           339           212
                             -- all other expenses ...........      3,938         2,636         6,907         5,830
  Amortization of intangible assets ..........................        958           958         1,916         1,916
  Restructuring costs ........................................         --            --           687            --
                                                                 --------      --------      --------      --------
     Total operating expenses ................................     14,755        16,865        28,470        33,994
                                                                 --------      --------      --------      --------
Loss from operations .........................................     (9,745)      (11,227)      (19,200)      (23,299)
Interest income ..............................................        125           276           260           576
Interest expense .............................................        (20)          (21)          (37)          (38)
Other expenses, net ..........................................        (31)         (118)          (61)         (229)
                                                                 --------      --------      --------      --------
Loss before income taxes .....................................     (9,671)      (11,090)      (19,038)      (22,990)
Provision (benefit) for income taxes .........................        (39)           27           (74)           94
                                                                 --------      --------      --------      --------
Net loss .....................................................   $ (9,632)     $(11,117)     $(18,964)     $(23,084)
                                                                 ========      ========      ========      ========
Basic and diluted net loss per share .........................   $  (0.29)     $  (0.34)     $  (0.57)     $  (0.71)
Shares used in computing basic and diluted net loss per
   share .....................................................     33,459        32,598        33,306        32,512

The accompanying notes are an integral part of these consolidated financial statements.

SPEECHWORKS INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

                                                                                        SIX MONTHS
                                                                                       ENDED JUNE 30,
                                                                                     2003          2002
                                                                                   --------      --------
                                                                                       (AS RESTATED)
                                                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss .......................................................................   $(18,964)     $(23,084)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization ................................................      1,942         1,624
  Amortization of intangible assets ............................................      2,665         2,481
  Impairment charge on investment ..............................................         53             -
  Stock compensation expense ...................................................      4,937         4,131
  Provision for doubtful accounts ..............................................        117            62
  Changes in operating assets and liabilities:
    Accounts receivable ........................................................      1,226          (954)
    Prepaid expenses and other current assets ..................................       (174)          571
    Other assets ...............................................................         36           164
    Accounts payable ...........................................................        248          (923)
    Accrued compensation .......................................................        851        (1,575)
    Accrued restructuring ......................................................       (510)            -
    Accrued other expenses .....................................................       (356)         (681)
    Deferred revenue ...........................................................     (1,903)        2,133
                                                                                   --------      --------
      Net cash used in operating activities ....................................     (9,832)      (16,051)
                                                                                   --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets ......................................................       (901)       (1,760)
Maturities of marketable securities ............................................      2,009         8,185
                                                                                   --------      --------
      Net cash provided by investing activities ................................      1,108         6,425
                                                                                   --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable ........................................        530             -
Principal payments on notes payable ............................................       (408)         (522)
Proceeds from issuance of common stock under employee stock plans and warrants..      3,543           848
                                                                                   --------      --------
      Net cash provided by financing activities ................................      3,665           326
                                                                                   --------      --------
Effects of changes in exchange rates on cash ...................................        155            23
      Net decrease in cash and cash equivalents ................................     (4,904)       (9,277)
Cash and cash equivalents, beginning of period .................................     46,901        55,534
                                                                                   --------      --------
Cash and cash equivalents, end of period .......................................   $ 41,997      $ 46,257
                                                                                   ========      ========

The accompanying notes are an integral part of these consolidated financial statements.




SPEECHWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. BASIS OF PRESENTATION

The consolidated financial statements include the accounts of SpeechWorks International, Inc. and its wholly owned subsidiaries (the "Company"). All intercompany accounts and transactions have been eliminated. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. The results of operations for the three and six month periods ended June 30, 2003 are not necessarily indicative of the results to be expected for the full year or for any future periods. The accompanying consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2002 contained in this Form 8-K/A.

Restatement

As discussed in Note 12, the Company has restated its financial statements as of June 30, 2003 and for the three and six months ended June 30, 2003 and 2002.

2. SCANSOFT ACQUISITION OF SPEECHWORKS

On August 11, 2003, the Company merged with and into a wholly owned subsidiary of ScanSoft, Inc. ("ScanSoft") with the Company surviving as a wholly owned subsidiary of ScanSoft. Under the terms of the merger, ScanSoft issued 0.860 shares of its common stock to the Company's shareholders (totaling 32.5 million shares) for each of the 37.7 million outstanding common shares of SpeechWorks.

3. ACCOUNTING FOR STOCK COMPENSATION

The Company has three stock-based employee compensation plans. The Company accounts for stock-based awards to employees using the intrinsic value method as prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation expense is recorded for options issued to employees in fixed amounts and to the extent that the fixed exercise prices are less than the fair market value of the Company's common stock at the date of grant. The difference between the fair value of the Company's common stock and the exercise price of the stock option is recorded as deferred stock compensation, as a reduction of stockholders' equity. In addition, deferred stock compensation is recorded for restricted stock issued to employees based on the difference between the Company's common stock fair value on the date of issue and the restricted stock purchase price. Deferred stock compensation is amortized to compensation expense over the vesting period of the underlying stock option or restricted common share. The Company reverses deferred stock compensation associated with options issued at below fair market value as well as restricted stock upon the cancellation of such options or shares for terminated employees. The Company has adopted the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, through disclosure only. All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123, and related interpretations.

The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee awards.

                                                 THREE MONTHS ENDED           SIX MONTHS ENDED
                                                      JUNE 30,                    JUNE 30,
                                                      --------                    --------
                                                 2003          2002          2003          2002
                                               --------      --------      --------      --------
                                                                (AS RESTATED)
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net loss                                       $ (9,632)     $(11,117)     $(18,964)     $(23,084)
Add: Stock-based employee
compensation expense included in
reported net loss, net of related tax
effects                                           2,002           677         2,417         1,353
Deduct: Total stock-based employee
compensation expense determined under fair
value based method for all awards, net of
related tax effects                              (4,999)       (2,680)       (7,700)       (5,339)
                                               --------      --------      --------      --------


Pro forma net loss                             $(12,629)     $(13,120)     $(24,247)     $(27,070)
                                               --------      --------      --------      --------


Loss per share:
Basic and diluted--as reported                 $  (0.29)     $  (0.34)     $  (0.57)     $  (0.71)
Basic and diluted--pro forma                   $  (0.38)     $  (0.40)     $  (0.73)     $  (0.83)

4. NET LOSS PER COMMON SHARE

Basic and diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding, excluding shares of common stock subject to repurchase by the Company. There is no difference between basic and diluted net loss per share for all periods presented since potential common shares from the exercise of options and warrants were anti-dilutive for all periods presented.

The following table sets forth the potential common stock excluded from the calculation of diluted net loss per share:

                                                    THREE MONTHS                 SIX MONTHS
                                                   ENDED JUNE 30,              ENDED JUNE 30,
                                                 2003          2002          2003          2002
                                               --------      --------      --------      --------
                                                                  (IN THOUSANDS)
Options to purchase common stock                  6,657         7,839         6,657         7,839
Warrants to purchase common stock                   255           255           255           255
Unvested restricted common stock                    650            --           650            --
                                               --------      --------      --------      --------
                                                  7,562         8,094         7,562         8,094

5. COMPREHENSIVE LOSS

For the three and six months ended June 30, 2003 and 2002, total comprehensive loss was as follows:

                                                 THREE MONTHS ENDED           SIX MONTHS ENDED
                                                      JUNE 30,                    JUNE 30,
                                                 2003          2002          2003          2002
                                               --------------------------------------------------
                                                            (AS RESTATED)
                                                            (IN THOUSANDS)
Net loss                                       $ (9,632)     $(11,117)     $(18,964)     $(23,084)


Other comprehensive income (loss):

  Unrealized gain (loss) on investments              --             9            --            (2)
  Foreign currency translation adjustment           153           108           156            25
                                               --------------------------------------------------


Total other comprehensive income                    153           117           156            23
                                               --------------------------------------------------


     Total comprehensive loss                  $ (9,479)     $(11,000)     $(18,808)     $(23,061)
                                               ==================================================

6. DEFERRED STOCK COMPENSATION

In connection with the sale of common stock in private placements to Net2Phone and America Online (AOL), concurrent with the Company's initial public offering in August 2000, the Company recorded deferred stock compensation within stockholders' equity of $5.4 million. This amount represents the difference between the common stock public offering price of $20.00 per share and the price paid by Net2Phone and AOL of $12.46 per share. Additionally, on June 30, 2000, SpeechWorks issued a warrant to purchase 765,422 shares of common stock to AOL in connection with a long-term marketing arrangement. The estimated value of this warrant upon its issuance, utilizing the Black-Scholes valuation model, of $11.2 million, was recorded as deferred stock compensation within stockholders' equity. The aggregate amount of $16.6 million is presented as a reduction of stockholders' equity and is being amortized to the statement of operations over the terms of the concurrently entered arrangements.

In accordance with EITF 01-09, Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor's Products ("EITF 01-09"), the Company determined that these arrangements did not meet the condition that a sufficiently separable benefit had been received from AOL and Net2Phone; accordingly, recognition of the consideration must be recorded as a reduction of cumulative revenue from the respective customer. For the three and six months ended June 30, 2003, the Company recognized $1,013,000 and $2,041,000, respectively, and $630,000 and $1,306,000 during the three and six months ended June 30, 2002, respectively, as an offset to revenue associated with these arrangements. Amounts of $247,000 and $480,000, which exceeded the amounts of cumulative revenue recognized under each of the arrangements during the three and six months ended June 30, 2003, respectively, and amounts of $758,000 and $1,472,000 during the three and six months ended June 30, 2002, respectively, were included as selling and marketing non-cash stock compensation expense.

7. RESTRICTED COMMON STOCK AND STOCK OPTIONS

On March 27, 2003, the Company issued an aggregate of 650,192 shares of restricted common stock to certain employees under the Company's 2000 Employee, Director and Consultant Stock Plan, as amended. Unvested restricted shares may not be sold, transferred or assigned and are subject to forfeiture in the event an employee ceases to be employed by the Company. The shares vest upon the fourth anniversary of the issue date; however, such vesting may be accelerated upon the occurrence of one or more of the following events: attainment by the Company of quarterly break-even results on a pro-forma basis, which excludes non-cash stock compensation, amortization of intangibles and one-time restructuring charges, closing of an acquisition of the Company, termination of the employee under specified circumstances following an acquisition of the Company, or the employee's death or disability. The per share purchase price of the shares equaled the par value per share of the shares, aggregating $650. The difference between the purchase price and the fair value of the Company's common stock on the date of issue of $1,756,000 has been recorded as deferred stock compensation, with an offset to additional paid-in-capital. The deferred stock compensation is being recognized as compensation expense ratably over the related vesting period resulting in $110,000 of stock compensation expense during the three months ended June 30, 2003. In accordance with the original terms of the restricted stock and as agreed between ScanSoft and the Company, on July 7, 2003, the vesting of 325,096 shares of outstanding, unvested restricted common stock was accelerated. Shares subject to vesting clauses are excluded from basic loss per share calculations.

On June 27, 2003, the Company accelerated the vesting of options for the purchase of 2,293,000 shares of the Company's common stock, representing all outstanding, unvested common stock options held by non-executive and non-director employees of the Company. In connection with this option acceleration, the Company recognized $756,000 of deferred stock compensation associated with these options, which was initially recorded on the original issue date of the stock options. In addition, as a result of the acceleration modification, the Company recognized $842,000 of additional stock compensation expense, based on an estimate of those employees likely to terminate employment prior to the original vesting date of the underlying stock options.

On July 8, 2003, the Company accelerated the vesting of options for the purchase of 413,000 shares of the Company's common stock, representing all outstanding, unvested common stock options held by executives and directors of the Company. In connection with this option acceleration, the Company recognized $122,000 of deferred stock compensation associated with these options, which was initially recorded on the original issue date of the stock options.

8. INTANGIBLE ASSETS

The following table summarizes intangible assets:

                                                                 JUNE 30, 2003
                                                                (IN THOUSANDS)
                                                   ----------------------------------------
                                                    GROSS
                                                   CARRYING    ACCUMULATED     NET CARRYING
                                                    AMOUNT     AMORTIZATION       AMOUNT
                                                   ----------------------------------------
Acquired intellectual property and
 collaborative rights.........................     $ 11,497       ($ 11,497)      $    --
Completed technology..........................        6,757          (3,164)        3,593
                                                   ----------------------------------------
                                                   $ 18,254       ($ 14,661)      $ 3,593
                                                   ========================================

On June 5, 2000, the Company entered into a development and license agreement with AT&T Corp. to develop and sell products that use AT&T speech technology. Pursuant to this agreement, in exchange for 1,045,158 shares of the Company's common stock, the Company received royalty-free, perpetual development and distribution licenses to AT&T's speech software, text-to-speech software and certain other technology related to computer processing of the human voice. In addition, the parties agreed to collaborate in certain marketing efforts. In connection with this agreement, the Company recorded $11,497,000 of acquired intellectual property and collaborative rights, equal to the fair value of the common stock issued, which is being amortized on a straight-line basis over a three-year period. Amortization expense for the acquired intellectual property and collaborative rights was $958,000 for each of the three-month periods ended June 30, 2003 and 2002 and $1,916,000 for each of the six-month periods ended June 30, 2003 and 2002.

On January 5, 2001, the Company acquired all of the outstanding capital stock of Eloquent Technology, Inc. ("ETI"), a supplier of speech synthesis, or text-to-speech technology. In connection with the acquisition, the Company paid $5,250,000 in cash and issued 299,873 shares of its common stock (valued at, pursuant to the stock purchase agreement, $13,457,000 based on the average price of the Company's common stock over the period three days before and three days after the terms of the acquisition were agreed to and announced). Additionally, the Company incurred acquisition-related costs of $132,000, which are included in the total purchase price for accounting purposes. The purchase price of $18,839,000 was allocated to net tangible liabilities acquired of $196,000, completed technology of $5,653,000 and goodwill of $13,382,000. The completed technology, reported as intangible assets, is being amortized on a straight-line basis through December 2005. For each of the three-month periods ended June 30, 2003 and 2002, the Company recorded amortization expense for completed technology of $283,000. For each of the six-month periods ended June 30, 2003 and 2002, the Company recorded amortization for completed technology of $565,000.

On July 22, 2002, the Company acquired certain technology and patent rights related to speaker verification from SpeakEZ, Inc., a wholly owned subsidiary of T-Netix, Inc. In connection with the acquisition, the Company paid $360,000 in cash and issued 120,924 shares of its common stock (valued at, pursuant to the purchase and sale agreement, $345,000 based on the average market price of the Company's common stock over the period three days before and three days after the terms of the acquisition were agreed to and announced). The Company is obligated to pay an additional $40,000 and issue an additional 13,436 shares of its common stock (valued at $38,000 based on the average market price of the Company's common stock over the period three days before and three days after the terms of the acquisition were agreed to and announced) on December 31, 2003, provided there has been no breach of any representations or warranties by the seller, as set forth in the purchase and sale agreement. Additionally, the Company assumed certain liabilities totaling $321,000. The Company may be required to issue up to $2.0 million of additional shares of the Company's common stock based upon the revenue earned by the Company from the license of the acquired technology during the first two years after the acquisition date. In July 2003, the Company amended the agreement with T-Netix to provide that any common stock owed to T-Netix under the terms of the purchase and sale agreement would be payable in cash, rather than common stock. Based on the amended terms, the amount to be paid to T-Netix is not expected to differ materially from the amounts described above. No amounts have been paid to T-Netix through June 30, 2003 under the earn-out provision. The Company allocated the entire purchase price of $1,104,000 to completed technology. The completed technology, reported as an intangible asset, is being amortized on a straight-line basis through July 2005. For the three and six months ended June 30, 2003, the Company recorded amortization expense of $92,000 and $184,000, respectively.

9. RESTRUCTURING COSTS

In July 2002, the Company announced a restructuring plan to decrease costs over the following four quarters, including a reduction of the Company's worldwide workforce by approximately 17%, or 71 employees. The reduction in the Company's workforce affected employees in all of the Company's groups, including the professional service organization, research and development, selling and marketing and general and administrative functions. In connection with this plan, the Company recorded a $2,066,000 charge to operating expenses, relating primarily to severance and related costs for terminated employees.

In December 2002, the Company committed to a restructuring plan to vacate two office locations during 2003. In connection with this planned action, the Company recorded restructuring and other related charges of $5,940,000, which represents the anticipated differences between the Company's obligations under the terms of the leases and the Company's estimated sublease income. The New York City office was relocated to smaller space early in January 2003 and a subtenant now occupies the facility vacated by the Company. The Montreal office relocated to a new office at the Multi-Media center in May 2003. The Company initially anticipated a subtenant would occupy the vacated space in the second half of 2003. At March 31, 2003, the Company determined that the potential sublease income from a subtenant for the space vacated by the Company would be less than originally estimated as a sublease tenant is now not anticipated to occupy the vacated space until later in 2003. As a result, the Company recorded additional restructuring charges of $140,000 during the three months ended March 31, 2003 for this revision in its estimated liability. The leases under the facilities-related accrual extend through 2010 and 2016 unless the Company is able to negotiate earlier terms.

In January 2003, the Company announced a restructuring plan to further decrease costs over the following four quarters, including a reduction of the Company's worldwide workforce by approximately 6%, or 20 employees. The reduction in the Company's workforce affected employees in all of the Company's groups, including the professional service organization, research and development, selling and marketing and general and administrative functions. In connection with this plan, the Company recorded a $547,000 charge to operating expenses, relating primarily to severance and related costs for terminated employees.

The following table sets forth the activity in the restructuring accrual during the six months ended June 30, 2003:

                                                                   EMPLOYEE     FACILITIES
                                                                    RELATED      RELATED        TOTAL
                                                                   --------     ----------     --------
                                                                              (IN THOUSANDS)
Accrued restructuring as of December 31, 2002                      $    188     $    6,250     $  6,438


Restructuring charge recorded in January 2003                           547             --          547
Restructuring charge for lower estimated sublease income                 --            140          140
Cash payments made during the six months ended June 30, 2003           (675)          (522)      (1,197)
                                                                   --------     ----------     --------
Accrued restructuring as of June 30, 2003                          $     60     $    5,868     $  5,928
                                                                   ========     ==========     ========

On June 30, 2003 the Company expects the remaining employee-related accrual balance would be expended over the next three months, the facilities-related accrual will be expended approximately equally over the remaining life of the leases and both will be funded from working capital.

10. GUARANTOR ARRANGEMENTS

In November 2002, the FASB issued FIN No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34. The following is a summary of agreements that the Company has determined are within the scope of FIN No. 45:

As permitted under Delaware law, the Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was serving, at the Company's request in such capacity. The term of the indemnification period is for the officer's or director's lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has a director and officer insurance policy that limits its exposure and enables the Company to recover a portion of any future amounts paid. As a result of the Company's insurance policy coverage, the Company believes the estimated fair value of these indemnification agreements is minimal.

The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company generally indemnifies, holds harmless, and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally the Company's business partners or customers, in connection with any U.S. patent, or any copyright or other intellectual property infringement claim by any third party with respect to the Company's products. The term of these indemnification agreements is generally perpetual from the date of the respective agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has not incurred any material costs to date related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal.

When, as part of an acquisition, the Company acquires all of the stock or all, or substantially all of the assets and liabilities of a company, the Company may assume the liability for certain events or occurrences that took place prior to the date of acquisition. The maximum potential amount of future payments the Company could be required to make for such obligations is undeterminable. In January 2001, the Company acquired all of the stock of Eloquent Technology, Inc. Since that date, the Company has not received any claims for events that occurred prior to the acquisition. In July 2002, the Company acquired certain technology assets from T-Netix, Inc. Since that date, the Company has not received any claims for events that occurred prior to the acquisition. While certain provisions of these agreements are still in effect, the Company believes that the probability of receiving a claim at this point is unlikely. As a result, the Company believes that the estimated fair value of these agreements is minimal.

11. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on its financial position and results of operations.

In November 2002, the Emerging Issues Task Force of the FASB reached a consensus on Issue 00-21, Accounting for Revenue Arrangements with Multiple Deliverables ("EITF 00-21"). EITF 00-21 requires that for revenue arrangements with multiple deliverables, those deliverables be divided into separate units of accounting if the deliverables meet certain criteria as defined by EITF 00-21. Arrangement consideration is to be allocated among the separate units of accounting based on their relative fair values and revenue recognition decisions should be considered separately for each separate unit of accounting. EITF 00-21 is effective for all arrangements entered into in fiscal periods beginning after June 15, 2003, with early adoption permitted. The Company is currently evaluating the scope of EITF 00-21 but does not expect the adoption of EITF 00-21 will have a material impact on the Company's financial statements.

12. RESTATEMENT

     During the second quarter of fiscal 2004, as a result of information obtained in the resolution of a customer dispute, the Audit Committee of ScanSoft commenced an investigation of certain transactions recorded in the historical financial statements of SpeechWorks. As a result of the investigation, which was completed in August 2004, ScanSoft identified several transactions which were not recorded in accordance with generally accepted accounting principles. The individuals involved in these transactions are former officers of SpeechWorks and are no longer employed by or affiliated with ScanSoft. The following is a summary of the transactions:

     In one transaction in which $900,000 of license fees were recorded as revenue during the first quarter of fiscal 2001, which under SpeechWorks' revenue recognition policy would have required delivery to end users, information obtained in the investigation caused ScanSoft to conclude that the sale of licenses to a customer were not intended to be and were not sold through or delivered to end users. Rather, the sale was made in return for SpeechWorks' concurrent amendment to the exercise provisions of a warrant to purchase its common stock held by the customer. As a result, what was originally reported as license fees should have been reported as equity. In a second set of transactions, information obtained in the investigation again caused ScanSoft to conclude that certain licenses were not sold through or delivered to end users at the time that the revenue was recorded by SpeechWorks. As a result, license fees totalling $2,000,000, or $1,000,000, $500,000 and $500,000 in the second, third and fourth quarters of 2001, respectively, should have been reported as deferred revenue and recorded as license revenue when sold through to end users in later periods. This correction resulted in the reduction of revenue for each of the three quarters and full year in 2001 as stated above and incremental license revenue of $301,000, $40,000 and $118,000 in the second, third and fourth quarters of fiscal 2002 ($459,000 for the year ended December 31, 2002); and $138,000 and $259,000 in the three and six month periods ended June 30, 2003.

     ScanSoft also identified two transactions with the customer which were not originally accounted for under the provisions of Accounting Principles Board Opinion No. 29, Accounting for Nonmonetary Transactions ("APB No. 29"). Information obtained in the investigation caused ScanSoft to conclude that these transactions should have been accounted for under APB No. 29. Upon evaluation of the facts and circumstances surrounding the transactions, ScanSoft concluded that the transactions did not meet the requirements of APB No. 29, and therefore the transactions should have been recorded at cost which would has resulted in reduction of license revenue of $1,037,000 in the year ended December 31, 2000 and reduction of cost of goods sold and a corresponding increase to prepaid and other current assets of $478,000 and $559,000 in the years ended December 31, 2000 and 2001, respectively.

     In addition, the restatement reflects the adjustment to correct the recognition of revenue and classification of costs associated with a transaction recorded under the percentage of completion method of accounting for which the total costs to complete were not properly reflected in the estimates to complete by SpeechWorks in the historical financial statements. As a result, revenue has been reduced by $601,000 in the year ended December 31, 2001; $664,000 in the year ended December 31, 2002; $188,000 and $587,000 in the three and six months ended June 30, 2002; and $20,000 and $78,000 in the three and six months ended June 30, 2003.

     SpeechWorks' consolidated financial statements and related footnotes have been restated from amounts previously reported. The following tables summarize the impact of restating SpeechWorks' consolidated balance sheets as of June 30, 2003, and the consolidated statements of operations and cash flows for the six months ended June 30, 2003:

SPEECHWORKS INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEET
JUNE 30, 2003
(UNAUDITED)

                                                                                           JUNE 30, 2003
                                                                             -----------------------------------------
                                                                             AS REPORTED                   AS RESTATED
                                                                             -----------                   -----------
                                     ASSETS                                   (In thousands, except share information)
Current Assets:
        Cash and cash equivalents                                             $  41,997                     $  41,997
        Accounts receivable, net of allowance for doubtful accounts of
                 $1,381, respectively                                            10,364                        10,364
        Prepaid Expenses and other current assets                                 2,710                         2,710
                                                                              ---------                     ---------
                 Total current assets                                            55,071                        55,071

        Fixed assets, net                                                         4,343                         4,343
        Intangible assets, net                                                    3,593                         3,593
        Goodwill, net                                                            10,707                        10,707
        Other Assets                                                              2,238                         2,232
                                                                              ---------                     ---------
                 Total assets                                                 $  75,952                     $  75,946
                                                                              =========                     =========
                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable                                                      $   1,410                     $   1,410
        Accrued compensation                                                      2,877                         2,877
        Accrued restructuring                                                       520                           520
        Accrued expenses                                                          2,687                         2,687
        Deferred revenue                                                          6,395                         9,019
        Current portion of notes payable                                            904                           904
                                                                              ---------                     ---------
                 Total current liabilities                                       14,793                        17,417

Note payable, net of current portion                                                787                           787
Deferred revenue                                                                    208                           208
Accrued restructuring                                                             5,408                         5,408
                                                                              ---------                     ---------
                 Total liabilities                                               21,196                        23,820
                                                                              ---------                     ---------
Commitments and contingencies ( Note 10)
Stockholders' equity
        Preferred stock, $0.001 par value; 10,000,000 shares
        authorized; zero shares issued and outstanding                               --                            --
        Common stock, $0.001 par value; 100,000,000 shares
        authorized; 33,112,643 and 32,347,954 shares issued
        and outstanding, respectively                                                35                            35
        Additional paid-in capital                                              241,158                       242,058
        Deferred stock compensation                                              (2,746)                       (2,746)
        Accumulated other comprehensive loss                                        152                           152
        Accumulated deficit                                                    (183,843)                     (187,373)
                                                                              ---------                     ---------
                 Total stockholders' equity                                      54,756                        52,126
                                                                              ---------                     ---------
                 Total liabilities and stockholders' equity                   $  75,952                     $  75,946
                                                                              =========                     =========

SPEECHWORKS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                THREE MONTHS ENDED JUNE 30,                      SIX MONTHS ENDED JUNE 30,
                                       --------------------------------------------    --------------------------------------------
                                               2003                    2002                   2003                     2002
                                       --------------------    --------------------    --------------------    --------------------
                                           AS         AS           AS         AS         AS           AS          AS          AS
                                       REPORTED    RESTATED     REPORTED   RESTATED    REPORTED    RESTATED    REPORTED    RESTATED
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
   Product licenses                    $  5,841    $  5,971    $  5,016    $  5,237    $  9,907    $ 10,138    $  9,611    $  9,679
   Professional services                  5,559       5,547       5,030       4,922      10,972      10,922      10,235       9,880
   Other revenues                           961         961         316         316       1,241       1,241         665         665
   Non-cash stock compensation           (1,013)     (1,013)       (630)       (630)     (2,041)     (2,041)     (1,306)     (1,306)
                                       --------    --------    --------    --------    --------    --------    --------    --------
      Total revenues                     11,348      11,466       9,732       9,845      20,079      20,260      19,205      18,918
                                       --------    --------    --------    --------    --------    --------    --------    --------
Cost of revenues:
   Cost of product licenses                 134         134         109         109         237         237         145         145
   Cost of professional
    services--non cash stock
    compensation                            719         719         154         154         839         839         309         309
      -----all other expenses             3,960       3,960       3,463       3,463       7,596       7,596       6,641       6,641
   Cost of other revenues                 1,268       1,268         198         198       1,569       1,569         563         563
   Amortization of purchased
    technology                              375         375         283         283         749         749         565         565
                                       --------    --------    --------    --------    --------    --------    --------    --------
                                          6,456       6,456       4,207       4,207      10,990      10,990       8,223       8,223
                                       --------    --------    --------    --------    --------    --------    --------    --------
Gross Profit                              4,892       5,010       5,525       5,638       9,089       9,270      10,982      10,695
                                       --------    --------    --------    --------    --------    --------    --------    --------
Operating expenses:
   Selling and marketing--non-cash
    stock compensation                      840         840       1,035       1,035       1,185       1,185       2,024       2,024
      -----all other expenses             5,740       5,740       7,810       7,810      11,514      11,514      15,531      15,531
   Research and development--
    non-cash stock compensation             427         427         140         140         533         533         280         280
      -----all other expenses             2,589       2,589       4,180       4,180       5,389       5,389       8,201       8,201
   General and administrative--
    non-cash stock compensation             263         263         106         106         339         339         212         212
      -----all other expenses             3,938       3,938       2,636       2,636       6,907       6,907       5,830       5,830
   Amortization of intangible
    assets                                  958         958         958         958       1,916       1,916       1,916       1,916
   Restructuring costs                       --          --          --          --         687         687          --          --
                                       --------    --------    --------    --------    --------    --------    --------    --------
      Total operating expenses           14,755      14,755      16,865      16,865      28,470      28,470      33,994      33,994
                                       --------    --------    --------    --------    --------    --------    --------    --------
Loss from operations                     (9,863)     (9,745)    (11,340)    (11,227)    (19,381)    (19,200)    (23,012)    (23,299)
Interest income                             125         125         276         276         260         260         576         576
Interest expense                            (20)        (20)        (21)        (21)        (37)        (37)        (38)        (38)
Other expenses, net                         (31)        (31)       (118)       (118)        (61)        (61)       (229)       (229)
                                       --------    --------    --------    --------    --------    --------    --------    --------
Loss before income taxes                 (9,789)     (9,671)    (11,203)    (11,090)    (19,219)    (19,038)    (22,703)    (22,990)
(Benefit) provision for income
  taxes                                     (39)        (39)         27          27         (74)        (74)         94          94
                                       --------    --------    --------    --------    --------    --------    --------    --------
Net loss                               $ (9,750)   $ (9,632)   $(11,230)   $(11,117)   $(19,145)   $(18,964)   $(22,797)   $(23,084)
                                       ========    ========    ========    ========    ========    ========    ========    ========
Basic and diluted net loss per
 common share                          $  (0.29)   $  (0.29)   $  (0.34)   $  (0.34)   $  (0.57)   $  (0.57)   $  (0.70)   $  (0.71)
Shares used in computing basic and
 diluted net loss per common share       33,459      33,459      32,598      32,598      33,306      33,306      32,512      32,512

SPEECHWORKS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

                                                                             SIX MONTHS ENDED JUNE 30,
                                                             --------------------------------------------------------
                                                                        2003                          2002
                                                             --------------------------    --------------------------
                                                             AS REPORTED    AS RESTATED    AS REPORTED    AS RESTATED
                                                             -----------    -----------    -----------    -----------
                                                                                  (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                   $(19,145)      $(18,964)      $(22,797)      $(23,084)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
      Depreciation and amortization                              1,942          1,942          1,624          1,624
      Amortization of intangible assets                          2,665          2,665          2,481          2,481
      Impairment charge on investment                               53             53             --             --
      Stock compensation expense                                 4,937          4,937          4,131          4,131
      Provision for doubtful accounts                              117            117             62             62
      Changes in operating assets and liabilities:
            Accounts receivable                                  1,226          1,226           (954)          (954)
            Prepaid expenses and other current assets             (174)          (174)           571            571
            Other assets                                            36             36            164            164
            Accounts payable                                       248            248           (923)          (923)
            Accrued compensation                                   851            851         (1,575)        (1,575)
            Accrued restructuring                                 (510)          (510)            --             --
            Accrued other expenses                                (356)          (356)          (681)          (681)
            Deferred revenue                                    (1,722)        (1,903)         1,846          2,133
                                                              --------       --------       --------       --------
               Net cash used for operating activities           (9,832)        (9,832)       (16,051)       (16,051)
                                                              --------       --------       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of fixed assets                                       (901)          (901)        (1,760)        (1,760)
   Maturities of restricted investments                          2,009          2,009          8,185          8,185
                                                              --------       --------       --------       --------
         Net cash provided by investing activities               1,108          1,108          6,425          6,425
                                                              --------       --------       --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of notes payable                         530            530             --             --
   Principal payments on notes payable                            (408)          (408)          (522)          (522)
   Proceeds from issuance of common stock under employee
   stock plans and warrants                                      3,543          3,543            848            848
                                                              --------       --------       --------       --------
            Net cash provided by financing activities            3,665          3,665            326            326
                                                              --------       --------       --------       --------
   Effects of changes in exchange rates on cash                    155            155             23             23
                                                              --------       --------       --------       --------
            Net decrease in cash and cash equivalents           (4,904)        (4,904)        (9,277)        (9,277)
Cash and cash equivalents, beginning of year                    46,901         46,901         55,534         55,534
                                                              --------       --------       --------       --------
Cash and cash equivalents, end of year                        $ 41,997       $ 41,997       $ 46,257       $ 46,257
                                                              ========       ========       ========       ========